AMENDMENT NO. 2 TO THE ADVISORY AGREEMENT

This AMENDMENT NO. 2 (the “Amendment) dated effective as of January 1, 2015 to the ADVISORY AGREEMENT made as of the 1st day of April, 2008, among CERES MANAGED FUTURES LLC (formerly Demeter Management Corporation), a Delaware limited liability company (the “Trading Manager”), MORGAN STANLEY SMITH BARNEY BORONIA I, LLC (formerly Morgan Stanley Managed Futures GMF I, LLC), a Delaware limited liability company (the “Trading Company”) and BORONIA CAPITAL PTY LTD. (formerly Grinham Managed Funds Pty. Ltd.), a New South Wales, Australia proprietary limited company (the “Trading Advisor”), as amended by that certain Amendment No. 1 to the Advisory Agreement dated as of January 1, 2013 (the “First Amendment”) among the Trading Manager, the Trading Company and the Trading Advisor (as so amended, the “Advisory Agreement”).

W I T N E S S E T H:

WHEREAS, the Trading Manager, the Trading Company and the Trading Advisor wish to amend the Advisory Agreement to decrease the Trading Advisor’s management fee compensation.

NOW, therefore, the parties agree as follows:

1. Interpretation

Capitalized and other defined terms used in this Amendment and not otherwise expressly defined herein shall have the same respective meanings as set forth in the Agreement.  In the event of any inconsistency between this Amendment and the Agreement, the terms of this Amendment shall prevail.

2. Amendment

Section 5(a)(i) of the Advisory Agreement and the table added by the First Amendment shall be deleted in their entirety and replaced by the following:

“The Trading Company shall pay the Trading Advisor a monthly management fee equal to 1/12 of 1.5% (a 1.5% annual rate) of the Net Assets (as defined in Section 5(c) hereof) as of the first day of each month (the “Management Fee”).  The Management Fee is payable in arrears within 30 calendar days of the end of the month for which it was calculated.  For purposes of this Agreement, “Business Day” shall mean any day on which the securities markets are open in the United States.”

3. Full Force and Effect

Except as otherwise provided in this Amendment, the Advisory Agreement remains unchanged and in full force and effect.

4. Counterparts; Valid Agreement

This Amendment may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original amendment agreement, and all of which together shall constitute one and the same instrument.  This Amendment may be executed and delivered either in hard copy originals or in scanned copies which, in either case, shall constitute a valid amendment agreement.

5. Governing Law

This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first above written.

CERES MANAGED FUTURES LLC

By   /s/ Patrick T. Egan
Patrick T. Egan
President & Director

MORGAN STANLEY SMITH BARNEY BORONIA I, LLC

By:  Ceres Managed Futures LLC
(Trading Manager)

By   /s/ Patrick T. Egan
Patrick T. Egan
President & Director

BORONIA CAPITAL PTY LTD.

By   /s/ Angus Grinham
Angus Grinham
Director